Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-125113) and Form S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated July 29, 2005, except for the restatement discussed under “Amendment No. 1” in Note 2 (not presented herein) to the consolidated financial statements appearing under Item 8 of Amendment No. 2 to the Company’s 2005 Annual Report of Form 10-K/A, as to which the date is November 21, 2005, and except for the restatement discussed under “Amendment No. 2” in Note 2 (not presented herein) to the consolidated financial statements appearing under Item 8 of Amendment No. 2 to the Company’s 2005 Annual Report of Form 10-K/A and the effects of the discontinued operations related to the disposal of the Avure business discussed in Note 2, as to which the date is January 31, 2006, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

July 25, 2006